UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 20, 2012 (April 19, 2012)

Park National Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500
(Address of principal executive offices)	(Zip Code)

(740) 349-8451
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Issuance of 7% Subordinated Notes Due April 20, 2022

In connection with the application submitted by Park National Corporation (“Park”) to the United States Department of the Treasury (the “UST”) for approval to repurchase from the UST the 100,000 Fixed Rate Cumulative Perpetual Preferred Shares, Series A, each without par value and having a liquidation preference of $1,000 per share (the “Series A Preferred Shares”), Park provided a proposed capital plan which included the issuance of an aggregate principal amount of $30 million of subordinated notes, which are intended to qualify as “Tier 2 Capital” under applicable rules and regulations of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”).

On April 20, 2012, Park entered into a Note Purchase Agreement, dated April 20, 2012 (the “Purchase Agreement”), with 56 purchasers (each, a “Purchaser” and collectively, the Purchasers”). Each Purchaser represented that such Purchaser qualifies as an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Under the terms of the Purchase Agreement, the Purchasers purchased from Park an aggregate principal amount of $30,000,000 of 7% Subordinated Notes due April 20, 2022 (individually, a “Note” and collectively, the “Notes”). The Notes are intended to qualify as Tier 2 Capital under applicable rules and regulations of the Federal Reserve Board. Each Note was purchased at a purchase price of 100% of the principal amount thereof.

The following description of the Notes and the Purchase Agreement is qualified in its entirety by reference to the form of the Notes and the Purchase Agreement, copies of which are filed with this Current Report on Form 8-K as Exhibits 4.1 and 4.2, respectively, and are incorporated by reference herein.

Maturity of the Notes. The Notes mature on April 20, 2022.

Security for the Notes. The Notes are not secured by any assets of Park or any other collateral.

Interest. Interest on the Notes is payable, in accordance with the terms of the Purchase Agreement and the form of Note, at a fixed rate of seven percent (7%) per annum, with interest payment dates of March 31, June 30, September 30 and December 31 of each year, beginning on June 30, 2012. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Subordination. The Notes are subordinated obligations and will be subject, and subordinate and junior in right of payment, to the claims of all of Park’s general creditors, whether now outstanding or hereafter incurred. The rights of payment of the principal sum under the Notes or any part thereof and to any accrued interest thereon will be and remain pari passu and equal in right of payment to the payment by Park of all principal of and accrued interest on the indebtedness and obligations of Park evidenced by the 10% Subordinated Notes dated December 23, 2009, issued by Park in the aggregate principal amount of $35,250,000.

Prepayments. The Notes may not be prepaid by Park prior to April 20, 2017. From and after April 20, 2017, Park may prepay all, or from time to time, any part of the Notes at 100% of the principal amount (plus accrued interest) without penalty, subject to any requirement under Federal Reserve Board regulations to obtain prior approval from the Federal Reserve Board before making any prepayment.

Covenants. The Purchase Agreement requires Park to, among other things:

•	Maintain such capital as may be necessary to cause Park to be classified at all times as “well-capitalized” under Federal Reserve Board regulations; and

•	Restructure any portion of the Notes that ceases to be deemed Tier 2 Capital (other than due to the limitation imposed by the Federal Reserve Board on the capital treatment of subordinated debt during the five years immediately preceding the maturity date of the Notes).

The Purchase Agreement restricts, among other things, Park’s ability to:

•	if an event of default under the Purchase Agreement has occurred and is continuing, declare or pay dividends on, make distributions with respect to, or redeem, repurchase, acquire or make any liquidation payment with respect to, any of Park’s capital stock; and

•	if an event of default under the Purchase Agreement has occurred and is continuing, make any payments of interest, principal or premium on, or repay, repurchase or redeem, any of Park’s indebtedness that ranks equally with or junior to the Notes.

Events of Default; Remedies. The terms of the Purchase Agreement and the Notes include customary representations and warranties, customary covenants (including those described above) and customary events of default.

The Notes may not be declared due and payable or otherwise accelerated unless (a) a court or governmental authority enters an order appointing, without consent by Park or its national bank subsidiary The Park National Bank (“PNB”), a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of Park or PNB, or any such petition is filed against Park or PNB and such petition is not be dismissed within 60 days, or (b) Park or PNB files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law in any jurisdiction, and then, in each case, only if the holders of more than 50% of the principal amount of the Notes at that time outstanding (the “Required Holders”) elect to do so and the Federal Reserve Board approves such acceleration, if such approval is required. In addition, if Park receives written notification from the Federal Reserve Board that the Notes do not constitute Tier 2 Capital and thereafter any event of default occurs, the Required Holders may declare the Notes immediately due and payable.

Transfer Restrictions. The Notes have not been registered under the Securities Act in reliance upon the exemption provided by Regulation D under the Securities Act, and are subject to restriction on transfer. Notes may not be sold, assigned, conveyed, pledged, hypothecated or otherwise transferred by a holder of Notes except pursuant to an effective registration statement, or an opinion of counsel, or other evidence obtained by the Note holder and in all respects satisfactory to Park.

Use of Proceeds. Park intends to use the net proceeds from the offering of the Notes to (i) redeem a portion or all of the 100,000 Series A Preferred Shares, and (ii) repurchase the related warrant to purchase 227,376 Park common shares at $65.97 per share (the “Warrant”), issued and sold to the UST as part of the Capital Purchase Program (the “CPP”) established under the Troubled Asset Relief Program.

Item 8.01 – Other Events.

Issuance of 7% Subordinated Notes Due April 20, 2022

Please see the disclosure under “Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” with respect to the issuance by Park on April 20, 2012 of the 7% Subordinated Notes Due April 20, 2022 in the aggregate principal amount of $30,000,000.

Approval to Repurchase Series A Preferred Shares

On April 19, 2012, Park received the approval from the UST to repurchase the 100,000 Series A Preferred Shares, which were issued by Park to the UST on December 23, 2008 as part of the CPP. Park is expected to enter into a Letter Agreement with the UST pursuant to which Park will repurchase the 100,000 Series A Preferred Shares for a purchase price of $100 million plus a pro rata accrued and unpaid dividend on Wednesday April 25, 2012, which is the earliest possible date available for such repurchase to occur.

A copy of the News Release is included as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 – Financial Statements and Exhibits.

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	Exhibits. The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

4.1	Note Purchase Agreement, dated April 20, 2012, between Park National Corporation and a group of accredited investors [filed herewith]
4.2	Form of 7% Subordinated Note due April 20, 2022 [filed herewith]
99.1	News Release issued by Park National Corporation on April 20, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: April 20, 2012	By:	/s/ John W. Kozak
John W. Kozak
Chief Financial Officer

INDEX TO EXHIBITS

Current Report on Form 8-K

Dated April 20, 2012

Park National Corporation

Exhibit No.	Description

4.1	Note Purchase Agreement, dated April 20, 2012, between Park National Corporation and a group of accredited investors [filed herewith]
4.2	Form of 7% Subordinated Note due April 20, 2022 [filed herewith]
99.1	News Release issued by Park National Corporation on April 20, 2012